UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2020

Instructure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37629	26-3505687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 South 3000 East, Suite 700 Salt Lake City, UT	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 203-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	INST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

In advance of the special meeting of stockholders relating to the previously announced proposed acquisition of Instructure, Inc. (“Instructure” or the “Company”) pursuant to the Agreement and Plan of Merger, dated as of December 4, 2019 (the “Merger Agreement”), by and among the Company, PIV Purchaser, LLC, a Delaware limited liability company (“Parent”), and PIV Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”), the Company is disclosing its preliminary financial results for the fiscal quarter ended December 31, 2019.

The Company is currently finalizing its financial results for the three months ended December 31, 2019. The preliminary financial results provided below are not a comprehensive statement of the Company’s financial results for this period and reflect the Company’s estimates based solely upon information available to it as of the date hereof. The Company’s actual results are subject to its financial and operating closing procedures, and may differ materially from these estimates following the completion of such procedures. In addition, even if the Company’s actual results are consistent with these estimates, those results or developments may not be indicative of results or developments in subsequent periods. Therefore, you should not place undue reliance upon these preliminary financial results. These results are subject to change prior to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Fourth Quarter and Full Year Financial Summary

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$69,195	$56,251	$258,473	$209,544

Gross Margin
GAAP	66.9%	69.6%	68.0%	70.5%
Non-GAAP(1)	70.0%	71.3%	71.2%	72.2%

Operating Loss
GAAP	(23,167)	(8,259)	(85,757)	(44,773)
Non-GAAP(1)	(7,467)	(1,012)	(21,476)	(21,898)

Operating Margin
GAAP	-33.5%	-14.7%	-33.2%	-21.4%
Non-GAAP(1)	-10.8%	-1.8%	-8.3%	-10.5%

Net loss
GAAP	(22,235)	(7,587)	(80,049)	(43,465)
Non-GAAP(1)	(6,535)	(340)	(20,675)	(20,712)

EPS
GAAP	$(0.59)	$(0.22)	$(2.17)	$(1.27)
Non-GAAP(1)	$(0.17)	$(0.01)	$(0.56)	$(0.60)

(1)	Non-GAAP financial measures exclude stock-based compensation, reversal of payroll tax expense on secondary stock purchase transactions, amortization of acquisition related intangibles, the change in fair value of mark-to-mark liabilities, the change in fair value of the contingent liability and the deferred income tax benefit.

Total revenue for the three months ended on December 31, 2019 is expected to be $69.2 million, compared with $56.3 million reported for the three months ended on December 31, 2018. On a GAAP basis, the Company expects to record net loss for the 2019 fourth quarter of $(22.2) million, or $(0.59) per basic and diluted share, compared with net loss of $(7.6) million, or $(0.22) per basic and diluted share, for the three months ended on December 31, 2018. Non-GAAP net loss for the three months ended on December 31, 2019 is expected to be $(6.5) million, or $(0.17) per basic and diluted share, compared with non-GAAP net loss of $(0.3) million, or $(0.01) per basic and diluted share, for the three months ended on December 31, 2018.

Total revenue for full year 2019 is expected to be $258.5 million, compared with $209.5 million reported for the full year ended December 31, 2018. The Company expects to record GAAP net loss for the full year ended December 31, 2019 of $(80.0) million, or $(2.17) per basic and diluted share, compared with GAAP net loss of $(43.5) million, or $(1.27) per basic and diluted share, for full year ended December 31, 2018. The Company expects non-GAAP net loss for full year ended December 31, 2019 to be $(20.7) million, or $(0.56) per basic and diluted share, compared with $(20.7) million, or $(0.60) per basic and diluted share, for the full year ended December 31, 2018. During the three month period ended December 31, 2019, the Company incurred approximately $4.3 million of expenses related to the proposed merger with Thoma Bravo.

As of December 31, 2019 the Company expects $116.8 million in cash, cash equivalents, and marketable securities, compared with $153.0 million at December 31, 2018. Free cash flow for the three months ended on December 31, 2019 is expected to be $(15.4) million, compared with $(22.4) million reported for the three months ended on December 31, 2018. Total free cash flow for the full year ended December 31, 2019 is expected to be $8.7 million, compared with $(10.9) million reported for the full year ended December 31, 2018.

The Company cannot assure you that its actual results will be within the ranges the Company currently estimates. The Company undertakes no obligation to update or supplement the information provided above until it releases its Annual Report on Form 10-K for the year ended December 31, 2019. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the financial data related to the three months ended on December 31, 2019 and does not express an opinion or any other form of assurance with respect thereto.

Non-GAAP Financial Measures

The Company’s non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow and 12-month billings are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial tables included below. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics.

Non-GAAP measures exclude stock-based compensation, reversal of payroll tax expense on secondary stock purchase transactions, amortization of acquisition related intangibles, the change in fair value of mark-to-market liabilities, the change in fair value of the contingent liability and the deferred income tax benefit. We believe investors may want to exclude the effects of these items in order to compare our financial performance between time periods:

•	Stock-based compensation - Although stock-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business. Unlike cash compensation, the value of equity awards is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates that are beyond our control.

•	Reversal of payroll tax expense on secondary stock purchase transactions - Prior to our IPO, operating expenses included employer payroll tax-related items on employee sales of securities to investors. The amount of employer payroll tax-related items on these transactions was dependent on the fair market value of our stock. Beginning in the second quarter of 2016, operating expenses included the reversal of such payroll tax expense due to the reduction of the estimated liability, which will continue to occur in the second quarter of each year.

•	Amortization of acquisition related intangibles - Expense for the amortization of acquisition related intangibles is a non-cash item, and we believe that the exclusion of this expense provides for a useful comparison of our operating results to prior periods.

•	Change in fair value of mark-to-market liabilities - Under GAAP, we are required to record mark-to-market adjustments for the change in fair value of the liability for warrants issued in connection with term debt and our credit facility. This expense or gain is excluded from management’s assessment of our operating performance because management believes that these non-cash items are not indicative of ongoing operating performance.

•	Change in fair value of the contingent liability - Under GAAP, we are required to record mark-to-market adjustments for the change in the fair value of the liability for contingent consideration related to an acquisition. The expense or gain recognized is excluded from management’s assessment of our operating performance because management believes that these non-cash items are not indicative of ongoing operating performance.

•	Deferred income tax benefit - Deferred income tax benefit is a non-cash item created by the difference in the carrying amount and the tax basis of the assets and liabilities acquired. The creation of the deferred tax liability represents a source of future taxable income which supports the realization of a portion of the income tax benefit associated with historical net operating losses. The deferred income tax benefit is a non-cash item that is unique to the business combination, and we believe the exclusion of this deferred tax benefit provides for a useful comparison of our operating results to prior periods and our peer companies.

INSTRUCTURE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$101,236	$94,320
Short-term marketable securities	15,584	58,630
Accounts receivable—net of allowances of $871 and $1,092 at December 31, 2019 and December 31, 2018, respectively	40,743	35,514
Prepaid expenses	9,809	13,918
Deferred commissions	10,043	8,226
Other current assets	4,758	2,019

Total current assets	182,173	212,627
Property and equipment, net	28,076	27,388
Right-of-use assets	36,514	—
Goodwill	69,952	12,354
Intangible assets, net	32,513	6,262
Noncurrent prepaid expenses	4,558	3,516
Deferred commissions, net of current portion	12,048	11,404
Other assets	605	446

Total assets	$366,439	$273,997

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,465	$3,581
Accrued liabilities	9,465	9,809
Deferred rent	—	1,329
Lease liabilities	6,554	—
Deferred revenue	145,045	117,298

Total current liabilities	175,529	132,017
Deferred revenue, net of current portion	2,710	3,372
Lease liabilities, net of current portion	41,793	—
Deferred rent, net of current portion	—	10,150
Other long-term liabilities	80	20

Total liabilities	220,112	145,559

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	493,795	395,865
Accumulated other comprehensive income (loss)	—	(8)
Accumulated deficit	(347,471)	(267,422)

Total stockholders’ equity	146,327	128,438

Total liabilities and stockholders’ equity	$366,439	$273,997

INSTRUCTURE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$63,890	$50,962	$236,241	$188,501
Professional services and other	5,305	5,289	22,232	21,043

Total net revenue	69,195	56,251	258,473	209,544

Cost of Revenue:
Subscription and support	17,889	13,382	64,159	46,706
Professional services and other	5,024	3,740	18,648	15,137

Total cost of revenue	22,913	17,122	82,807	61,843

Gross profit	46,282	39,129	175,666	147,701

Operating expenses:
Sales and marketing	29,453	23,811	121,572	97,481
Research and development	21,781	14,281	83,469	59,391
General and administrative	18,215	9,296	56,382	35,602

Total operating expenses	69,449	47,388	261,423	192,474

Loss from operations	(23,167)	(8,259)	(85,757)	(44,773)

Other income (expense):
Interest income	563	885	1,795	2,413
Interest expense	(5)	(14)	(16)	(68)
Other expense	523	(167)	(225)	(698)

Total other income, net	1,081	704	1,554	1,647

Loss before income taxes	(22,086)	(7,555)	(84,203)	(43,126)
Income tax benefit (expense)	(149)	(32)	4,154	(339)

Net loss	$(22,235)	$(7,587)	$(80,049)	$(43,465)

Deemed dividend to investors	—	—	—	—

Net loss attributable to common stockholders	$(22,235)	$(7,587)	$(80,049)	$(43,465)

Net loss per common share, basic and diluted	$(0.59)	$(0.22)	$(2.17)	$(1.27)

Weighted average shares used to compute net loss per share, basic and diluted	37,815	35,175	36,892	34,248

INSTRUCTURE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)
Operating Activities:
Net loss	$(22,235)	$(7,587)	$(80,049)	$(43,465)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	2,867	2,311	10,642	8,749
Amortization of intangible assets	2,632	674	9,335	2,786
Amortization of deferred financing costs	—	4	9	19
Change in fair value of mark-to-market liabilities	—	—	—	(1,266)
Stock-based compensation	13,113	6,645	56,511	22,747
Other	332	320	(656)	(437)
Changes in assets and liabilities:
Accounts receivable, net	780	11,368	(4,931)	(2,643)
Prepaid expenses and other assets	3,477	(2,385)	(3,528)	(2,553)
Deferred commissions	5,360	(212)	(2,211)	(1,384)
Right-of-use assets	606	—	2,716	—
Accounts payable and accrued liabilities	2,354	(13,046)	11,209	(2,805)
Deferred revenue	(17,803)	(18,003)	22,166	19,008
Lease liabilities	(662)	—	(2,362)	—
Deferred rent	—	(261)	—	1,342
Other liabilities	(3,539)	—	11	—

Net cash (used in) provided by operating activities	(12,718)	(20,172)	18,862	98

Investing Activities:
Purchases of property and equipment	(2,758)	(2,244)	(10,243)	(11,132)
Proceeds from sale of property and equipment	32	10	103	88
Purchases of marketable securities	(12,865)	(21,690)	(28,259)	(113,860)
Maturities of marketable securities	2,300	23,750	63,000	61,600
Sale of marketable securities	—	—	8,786	—
Business acquisition, net of cash received	329	—	(54,964)	—

Net cash used in investing activities	(12,962)	(174)	(21,577)	(63,304)

Financing Activities:
Proceeds from common stock offerings, net of offering costs	—	—	—	109,789
Proceeds from issuance of common stock from employee equity plans	5,860	3,707	12,868	12,467
Shares repurchased for tax withholdings on vesting of restricted stock	(1,143)	(72)	(3,237)	(405)
Payments for financing costs	—	—	—	(18)

Net cash provided by financing activities	4,717	3,635	9,631	121,833

Net (decrease) increase in cash and cash equivalents	(20,963)	(16,711)	6,916	58,627
Cash and cash equivalents, beginning of period	122,199	111,031	94,320	35,693

Cash and cash equivalents, end of period	$101,236	$94,320	$101,236	$94,320

INSTRUCTURE, INC.

RECONCILIATION OF NON-GAAP GROSS MARGIN

(in thousands, except percentages)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP gross profit	$46,282	$39,129	$175,666	$147,701
Stock-based compensation	870	632	3,880	2,210
Amortization of acquisition related intangibles	1,292	332	4,548	1,339
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	—	(49)

Non-GAAP gross margin	$48,444	$40,093	$184,094	$151,201

GAAP gross margin %	66.9%	69.6%	68.0%	70.5%
Non-GAAP gross margin %	70.0%	71.3%	71.2%	72.2%

INSTRUCTURE, INC.

RECONCILIATION OF NON-GAAP OPERATING LOSS

(in thousands, except percentages)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Loss from operations	$(23,167)	$(8,259)	$(85,757)	$(44,773)
Stock-based compensation	13,114	6,645	56,512	22,747
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(1,327)	(1,225)
Amortization of acquisition related intangibles	2,586	602	9,116	2,497
Change in fair value of contingent liability	—	—	(20)	(1,144)

Non-GAAP operating loss	$(7,467)	$(1,012)	$(21,476)	$(21,898)

GAAP operating margin	-33.5%	-14.7%	-33.2%	-21.4%
Non-GAAP operating margin	-10.8%	-1.8%	-8.3%	-10.5%

INSTRUCTURE, INC.

RECONCILIATION OF NON-GAAP NET LOSS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net loss	$(22,235)	$(7,587)	$(80,049)	$(43,465)
Stock-based compensation	13,114	6,645	56,512	22,747
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(1,327)	(1,225)
Amortization of acquisition related intangibles	2,586	602	9,116	2,497
Change in fair value of mark-to-market liabilities	—	—	—	(122)
Change in fair value of contingent liability	—	—	(20)	(1,144)
Deferred income tax benefit from business combination	—	—	(4,907)	—

Non-GAAP net loss	$(6,535)	$(340)	$(20,675)	$(20,712)

Non-GAAP net loss per common share, basic and diluted	$(0.17)	$(0.01)	$(0.56)	$(0.60)
Weighted average common shares used in computing basic and diluted net loss per common share	37,815	35,175	36,892	34,248

INSTRUCTURE, INC.

RECONCILIATION OF FREE CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net cash (used in) provided by operating activities	$(12,718)	$(20,172)	$18,862	$98
Purchases of property and equipment and intangible assets	(2,758)	(2,244)	(10,243)	(11,132)
Proceeds from sale of property and equipment	32	10	103	88

Free cash flow	$(15,444)	$(22,406)	$8,722	$(10,946)

INSTRUCTURE, INC.

RECONCILIATION OF 12-MONTH BILLINGS

(in thousands)

(unaudited)

	Trailing Twelve Months Ended December 31
	2019	2018
Total net revenue	$258,473	$209,544

Total deferred revenue
Beginning balance	120,669	101,662
Ending balance	147,755	120,669

Net change in current deferred revenue	27,086	19,007

Total 12-month billings	$285,559	$228,551

INSTRUCTURE, INC.

RECONCILIATION OF NON-GAAP OPERATING EXPENSES

Three Months Ended December 31, 2019

(in thousands)

(unaudited)

	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	Change in fair value of contingent earn-out liability	NON-GAAP
Operating expenses:
Sales and marketing	$29,453	(3,326)	—	(1,292)	—	$24,835
Research and development	21,781	(4,633)	—	—	—	17,148
General and administrative	18,215	(4,285)	—	—	—	13,930

Total operating expenses	$69,449	(12,244)	—	(1,292)	—	$55,913

INSTRUCTURE, INC.

RECONCILIATION OF NON-GAAP OPERATING EXPENSES

Three Months Ended December 31, 2018

(in thousands)

(unaudited)

	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	Change in fair value of contingent earn-out liability	NON-GAAP
Operating expenses:
Sales and marketing	$23,811	(1,618)	—	(270)	—	$21,923
Research and development	14,281	(2,385)	—	—	—	11,896
General and administrative	9,296	(2,010)	—	—	—	7,286

Total operating expenses	$47,388	(6,013)	—	(270)	—	$41,105

INSTRUCTURE, INC.

RECONCILIATION OF NON-GAAP OPERATING EXPENSES

Year Ended December 31, 2019

(in thousands)

(unaudited)

	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	Change in fair value of contingent earn-out liability	NON-GAAP
Operating expenses:
Sales and marketing	$121,572	(15,098)	—	(4,567)	—	$101,907
Research and development	83,469	(19,550)	—	—	—	63,919
General and administrative	56,382	(17,984)	1,327	—	20	39,745

Total operating expenses	$261,423	(52,632)	1,327	(4,567)	20	$205,571

INSTRUCTURE, INC.

RECONCILIATION OF NON-GAAP OPERATING EXPENSES

Year Ended December 31, 2018

(in thousands)

(unaudited)

	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	Change in fair value of contingent earn-out liability	NON-GAAP
Operating expenses:
Sales and marketing	$97,481	(6,022)	430	(1,158)	—	$90,731
Research and development	59,391	(8,338)	616	—	—	51,669
General and administrative	35,602	(6,177)	130	—	1,144	30,699

Total operating expenses	$192,474	(20,537)	1,176	(1,158)	1,144	$173,099

Additional Disclosures Regarding the Information Contained in this Form 8-K

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Additional Information and Where to Find It

In connection with the proposed transaction, on January 7, 2020 the Company filed with the SEC a revised definitive proxy statement on Schedule 14A (the “Amended Proxy Statement”), as well as other relevant documents concerning the proposed transaction. The Company mailed the Amended Proxy Statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction on or about January 14, 2020. Investors and security holders of the Company are urged to carefully read the Amended Proxy Statement (and any amendments thereto when such filings become available) and other filings made in connection therewith because such documents will contain important information about the proposed transaction.

Investors and security holders of the Company are able to obtain a free copy of the Amended Proxy Statement, and will be able to obtain a free copy of any amendments thereto, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that are incorporated by reference into the Amended Proxy Statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at (866) 574-3127, by email at Investors@instructure.com, or by going to the Company’s Investor Relations page on its website at https://ir.instructure.com/overview/default.aspx and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of the Company’s directors and executive officers and their ownership of Company common stock is set forth in the Company’s annual report on Form 10-K filed with the SEC on February 20, 2019 and the Company’s proxy statement on Schedule 14A filed with the SEC on April 8, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, are contained in the preliminary proxy statement filed with the SEC on December 23, 2019, and the Amended Proxy Statement, and will be contained in the other relevant materials to be filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained, without charge, from the SEC or the Company as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication contains forward-looking information related to the Company and the acquisition of the Company. Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed transaction, the Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of the Company, and the anticipated timing of closing of the proposed transaction. Risks and uncertainties include, among other things, risks related to the ability of the Company to consummate the proposed transaction on a timely basis or at all, including due to complexities resulting from the adoption of new accounting pronouncements and associated system implementations; the satisfaction of the conditions precedent to consummation of the proposed transaction; the Company’s ability to secure regulatory approvals on the terms expected in a timely manner or at all; disruption from the transaction making it more difficult to maintain business and operational relationships; the negative side effects of the announcement or the consummation of the proposed transaction on the market price of the Company’s common stock or on the Company’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; competitive factors, including competitive responses to the transaction and changes in the competitive environment, pricing changes, sales cycle time and increased competition; customer demand for the Company’s products; new application introductions and the Company’s ability to develop and deliver innovative applications and features; the Company’s ability to provide high-quality service and support offerings; the Company’s ability to build and expand its sales efforts; regulatory requirements or developments; changes in capital resource requirements; and other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; and future business combinations or disposals.

Further information on these and other risk and uncertainties relating to the Company can be found in its reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the SEC from time to time and available at www.sec.gov. These documents are available under the SEC filings heading of the Investors section of the Company’s website at https://ir.instructure.com/overview/default.aspx.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2020	Instructure, Inc.

	By:	/s/ Matthew A. Kaminer
Matthew A. Kaminer
Chief Legal Officer